Exhibit 5.1

November 16, 2012

Globecomm Systems Inc.

45 Oser Avenue

Hauppauge, New York 11788

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Globecomm Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 1,500,000 shares (the “2006 Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company, subject to the Company’s Amended and Restated 2006 Stock Incentive Plan (as the same may be further amended from time to time, the “Plan”).

In connection with the registration of the 2006 Shares, we have reviewed copies of the Registration Statement, the Plan, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company (collectively, the “Transaction Documents”).

We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon the representations and warranties of the Company contained in the Transaction Documents and upon the statements, representations and certificates of officers or representatives of the Company, public officials and others. We have not independently verified the facts so relied on.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the 2006 Shares have been duly authorized and, upon the issuance thereof and payment therefor in accordance with the terms stated in the Plan or in the award agreements entered into pursuant thereto, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware (the “Relevant Laws”).

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP
KRAMER LEVIN NAFTALIS & FRANKEL LLP